FESTIVE LION LIMITED AND SUBSIDIARIES

CONDENSED CONSOLIDATED BALANCE SHEETS

	June 30, 2010 (Unaudited)	December 31, 2009 (Audited)
Assets
Current assets
Cash and cash equivalents	$208,245	$21,000
Deposits and other receivables	1,024,496	23,843
Amount due from a related party	509,912	-
Total current assets	1,742,653	44,843

Property, plant and equipment, net	1,961,354	2,049,811
Long term deposits	111,398	110,642

Total assets	$3,815,405	$2,205,296

Liabilities and stockholders’ equity
Liabilities
Current liabilities
Accounts payable	$184,811	$92,067
Deferred service revenue	299,295	124,208
Accrued expenses and other payables	292,590	38,244
Taxes payable	1,508,096	1,058,443
Amount due to a related party	-	28,134
Amount due to a shareholder	534,160	713,384
Total current liabilities	2,818,952	2,054,480

Total liabilities	$2,818,952	$2,054,480

Stockholders’ equity
Common stock: Par value $1 per share; 50,000 shares authorized, issued and outstanding	$50,000	$50,000
Additional paid in capital	87,000	87,000
Retained earnings	830,333	-
Accumulated other comprehensive income	29,120	13,816
Total stockholders’ equity	$996,453	$150,816

Total liabilities and stockholders’ equity	$3,815,405	$2,205,296

See accompanying notes to condensed consolidated financial statements

FESTIVE LION LIMITED AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

AND COMPREHENSIVE INCOME (UNAUDITED)

		For the six months ended June 30,
		2010		2009

Revenues	$		$
Beauty services		3,565,124		2,672,428
Food, beverage and others		33,666		19,519
Total revenues		3,598,790		2,691,947

Cost of services and other operations
Beauty services		1,764,837		1,276,371
Food, beverage and others		27,041		19,792
Total cost of services and other operations		1,791,878		1,296,163

Gross profit		1,806,912		1,395,784

Expenses
Selling and distribution		514,325		153,552
General and administrative		176,810		142,935
Total operating expenses		691,135		296,487

Operating profit		1,115,777		1,099,297

Other (expense)/income
Other income		55,008		47,580
Other expenses		(63,674)		(30,510)
Total other (expense)/income		(8,666)		17,070

Income before provision for income taxes		1,107,111		1,116,367

Provision for income taxes		276,778		279,092

Net income		$830,333		$837,275

Other comprehensive income
Gain/(loss) on foreign currency translation		15,304		(11,107)

Total comprehensive income		$845,637		$826,168

Earnings per share, basic and diluted		$16.61		$16.75

Weighted average number of shares outstanding, basic and diluted		50,000		50,000

See accompanying notes to condensed consolidated financial statements

FESTIVE LION LIMITED AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS (UNAUDITED)

	For the six months ended June 30,
	2010	2009

Cash flows from operating activities
Net income	$830,333	$837,275
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation expense	213,656	194,206
Changes in operating assets and liabilities:
Increase in deposits and other receivables	(1,001,409)	(119,739)
Increase in amount due from a related party	(509,912)	-
Increase in accounts payable	92,744	70,382
Increase in deferred service revenue	175,087	316,023
Increase in accrued expenses and other payables	254,346	53,574
Increase in taxes payable	449,653	248,352

Net cash provided by operating activities	$504,498	$1,600,073

Cash flows from investing activities
Additions to property, plant and equipment	(111,245)	(1,499)

Net cash used in investing activities	$(111,245)	$(1,499)

Cash flows from financing activities
(Decrease)/increase in amount due to a related party	(28,134)	28,115
Decrease in amount due to a shareholder	(179,224)	(1,405,278)

Net cash used in financing activities	$(207,358)	$(1,377,163)

Net increase in cash and cash equivalents	$185,895	$221,411

Effect of foreign exchange rate changes	1,350	(8,478)

Cash and cash equivalents at January 1	21,000	14,744

Cash and cash equivalents at June 30	$208,245	$227,677

Supplement disclosure of cash flows information:
Cash paid for income taxes	$-	$-

See accompanying notes to condensed consolidated financial statements

FESTIVE LION LIMITED AND SUBSIDIARIES

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

June 30, 2010

NOTE 1 – ORGANIZATION AND PRINCIPAL ACTIVITIES

Festive Lion Limited (“Festive Lion”), was incorporated on November 20, 2009 under the laws of British Virgin Islands (the “BVI”). Festive Lion and its subsidiaries (collectively known as the “Company”) are principally engaged in the provision of beauty services in the People’s Republic of China (“PRC” or “China”).

As of June 30, 2010, the details of the Company’s subsidiaries are summarized as follows:

Name	Domicile and date of incorporation	Paid-in capital	Effective ownership	Principal activities

Festive Lion	BVI November 20, 2009	$50,000	100%	Investment holding

World Alliance Holdings Limited (“World Alliance”)	Hong Kong Special Administrative Region (“HKSAR”) November 5, 2009	HK$10,000	100%	Investment holding

Shenzhen Cleopatra New Beauty and Salon Company Limited (“Cleopatra”)	The PRC October 29, 2007	RMB1,000,000	100%	Provision of beauty services in the PRC

As of June 30, 2010, Cleopatra operates a clubhouse in Shenzhen, the PRC, with a beauty centre, a salon centre and spa facilities (the “Clubhouse”). The directors of the Company have determined that the provision of beauty and salon services is in the same segment as they are in similar operations, exposed to similar risks, and have the same decision making channels. Food and beverage operations are insignificant to present a separate segment report.

On December 7, 2009, Festive Lion acquired 100% ownership of World Alliance. On June 8, 2010, World Alliance obtained an approval from the Trade and Industry Bureau of Lo Wu District, Shenzhen City, the PRC, to acquire 100% ownership of Cleopatra. Immediate after the transaction, Cleopatra became a wholly owned foreign enterprise registered in the PRC.

Festive Lion and World Alliance were formed by the shareholders of Cleopatra for the purpose of the above reorganization. The above stock exchange transactions resulted in the shareholders of Festive Lion obtaining a majority voting interest in World Alliance and Cleopatra. As the transactions were between entities under common control, we are required to reflect the reorganization in these financial statements as if these transactions had occurred retrospectively.

NOTE 2 – PRINCIPLES OF CONSOLIDATION

The unaudited interim financial statements of the Company and the Company’s subsidiaries (see Note 1) for the six months ended June 30, 2010 and 2009 have been prepared pursuant to the rules & regulations of the SEC. In management’s opinion, the Company has made all adjustments (consisting only of normal, recurring adjustments, except as otherwise indicated) necessary to fairly presents its unaudited condensed consolidated balance sheets, results of operations and cash flows. Certain information and disclosures normally included in financial statements prepared in accordance with accounting principles generally accepted in the United States of America have been condensed or omitted pursuant to such rules and regulations, although the Company believes that the following disclosures are adequate to make the information presented not misleading.  All significant intercompany balances and transactions have been eliminated. The functional currency for the majority of the Company’s operations is the Renminbi (“RMB”), while the reporting currency is the US Dollar.

NOTE 3– SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

(a)

Cash and Cash Equivalents

The Company considers all highly liquid investments purchased with original maturities of three months or less to be cash equivalents.  The Company maintains bank accounts in Hong Kong and China.

(b)

Fair Value of Financial Instruments

The Company’s financial instruments primarily consist of cash and cash equivalents, accounts receivable, prepaid expenses and other receivables, amount due from/(to) directors, other liabilities, loans from related parties, debts, accounts payable, accrued expenses and other payables, and taxes payable.

The estimated fair value amounts have been determined by the Company, using available market information or other appropriate valuation methodologies. However, considerable judgment is required in interpreting market data to develop estimates of fair value. Consequently, the estimates are not necessarily indicative of the amounts that could be realized or would be paid in a current market exchange.

As of the balance sheet dates, the estimated fair values of the financial instruments were not materially different from their carrying values as presented, due to the short maturities of these instruments and the fact that the interest rates on the borrowings approximate those that would have been available for loans of similar remaining maturity and risk profiles at respective year ends.

(c)

Revenue Recognition

Revenue is recognized when there is persuasive evidence of an arrangement, delivery has occurred, price has been fixed or is determinable, and collectability is reasonably assured, on the following bases:

(i)

Service revenue

The Company provides membership package to members while also accepting walk-in customers.

For membership packages, the amount received from customers represents prepaid beauty services. As the Company is obliged to provide future beauty services to customers, all moneys received will be recognized as deferred service revenue. When services are rendered, the amount will be recognized as revenue.

For walk-in customers, sales revenue is recognized at the time the service is rendered.

(ii)

Management fee income is recognized when services have been rendered;

(iii)

Food and beverage revenues are recognized upon delivery;

(iv)

Sublease revenue, on an accrual basis;

(v)

Other revenue, when the right to receive payment has been established.

(d)

Earnings Per Share

Basic earnings per share is computed by dividing income available to common shareholders by the weighted-average number of common shares outstanding during the period. Diluted earnings per share is computed similar to basic earnings per share except that the denominator is increased to include the number of additional common shares that would have been outstanding if the potential common shares had been issued and if the additional common shares were dilutive.  As of June 30, 2010 and 2009, there were no dilutive securities outstanding.

(e)

Foreign Currency Translation

The accompanying consolidated financial statements are presented in United States Dollars (US$). The functional currency of the Company is the Renminbi (RMB). Capital accounts of the consolidated financial statements are translated into United States dollars from RMB at their historical exchange rates when the capital transactions occurred. Assets and liabilities are translated at the exchange rates as of balance sheet date. Income and expenditures are translated at the average exchange rate of the year.  The translation rates are as follows:

	June 30, 2010	December 31, 2009	June 30, 2009

Period/year end RMB : US$ exchange rate	0.1475	0.1465	0.1464
Average yearly RMB : US$ exchange rate	0.1469	0.1464	0.1464

On July 21, 2005, the PRC changed its foreign currency exchange policy from a fixed RMB/US$ exchange rate into a flexible rate under the control of the PRC’s government.

The RMB is not freely convertible into foreign currency and all foreign exchange transactions must take place through authorized institutions.  No representation is made that the RMB amounts could have been, or could be, converted into US$ at the rates used in translation.

(f)

Recent Accounting Pronouncements

In January 2010, the FASB issued Accounting Standards Update (“ASU”) ASU No. 2010-06, Improving Disclosures about Fair value Measurements, which amends ASC 820 to add new requirements for disclosures about transfers into and out of Levels 1 and 2 and separate disclosures about purchases, sales, issuances, and settlements relating to Level 3 measurements. The ASU also clarifies existing fair value disclosures about the level of disaggregation and about inputs and valuation techniques used to measure fair value. The ASU is effective for the first reporting period (including interim periods) beginning after December 15, 2009, except for the requirement to provide the Level 3 activity of purchases, sales, issuances, and settlements on a gross basis, which will be effective for fiscal years beginning after December 15, 2010, and for interim periods within those fiscal years. Early adoption is permitted. We do not expect that this ASU will have a significant impact on the consolidated financial statements or related disclosures.

In October 2009, the FASB issued guidance that supersedes certain previous rules relating to how a company allocates consideration to all of its deliverables in a multiple-deliverable revenue arrangement. The revised guidance eliminates the use of the residual method of allocation in which the undelivered element is measured at its estimated selling price and the delivered element is measured as the residual of the arrangement consideration and alternatively requires that the relative-selling-price method be used in all circumstances in which an entity recognizes revenue for an arrangement with multiple-deliverables. The revised guidance requires both ongoing disclosures regarding an entity’s multiple-element revenue arrangements as well as certain transitional disclosures during periods after adoption. All entities must adopt the revised guidance no later than the beginning of their first fiscal year beginning on or after June 15, 2010 with earlier adoption allowed. Entities may elect to adopt the guidance through either prospective application or through retrospective application to all revenue arrangements for all periods presented. The Company plans to adopt the revised guidance effective January 1, 2011. The Company does not believe the adoption of this new guidance will have a significant impact on the Company’s financial statements.

In August 2009, the FASB issued additional guidance clarifying the measurement of liabilities at fair value. When a quoted price in an active market for the identical liability is not available, the amendments require that the fair value of a liability be measured using one or more of the listed valuation techniques that should maximize the use of relevant observable inputs and minimize the use of unobservable inputs. In addition the amendments clarify that when estimating the fair value of a liability, an entity is not required to include a separate input or adjustment to other inputs relating to the existence of a restriction that prevents the transfer of the liability. The amendment also clarifies how the price of a traded debt security (i.e., an asset value) should be considered in estimating the fair value of the issuer’s liability. The amendments were effective immediately. The adoption of this amendment did not have a significant impact on the Company’s financial statements.

In June 2009, the Financial Accounting Standards Board (the "FASB") issued guidance which establishes the FASB Accounting Standards Codification (the “Codification” or “ASC”) as the official single source of authoritative GAAP. All existing accounting standards are superseded by the Codification, and all other accounting guidance not included in the Codification will be considered non-authoritative. The Codification also includes all relevant SEC guidance organized using the same topical structure in separate sections within the Codification. Following the Codification, the FASB will not issue new standards in the form of Statements, FASB Staff Positions or Emerging Issues Task Force Abstracts. Instead, it will issue Accounting Standards Updates (“ASU”), which will serve to update the Codification, provide background information about the guidance and provide the basis for conclusions on the changes to the Codification. The Codification is not intended to change GAAP, but did change the way GAAP is organized and presented. The Codification was effective for interim and annual periods ending after September 15, 2009, and the Company adopted the provisions of the Codification beginning with financial statements issued after September 15, 2009. The impact on the Company’s financial statements is limited to disclosures, in that references to authoritative accounting literature no longer reference the prior guidance.

NOTE 4 – DEPOSITS AND OTHER RECEIVABLES

As of the balance sheet dates, the Company’s deposits and other receivables are summarized as follows:

	June 30, 2010	December 31, 2009

Rental deposits	$111,398	$110,642
Other receivables	128,997	23,843
Prepayment	895,499	-
	1,135,894	134,485
Less: Long term rental deposits	(111,398)	(110,642)

Current portion	$1,024,496	$23,843

Prepayment as of June 30, 2010 mainly comprised advances to a supplier of $551,650 for purchase of cosmetic products, and prepaid advertisement fees of $218,300.

For prepaid advertising expenses, the Company will expense the production costs of advertising the first time the advertising takes place. Prepaid rental fees associated with billboard advertising etc are capitalized and amortized over the term of the related agreements.

Prepayment for purchase of cosmetic products will be recognized as inventory upon receives of the cosmetic products from the suppliers.

Other prepayments will be charged to operations when the Company uses the related services.

NOTE 5 – PROPERTY, PLANT AND EQUIPMENT, NET

As of the balance sheet dates, property, plant and equipment are summarized as follows:

	Depreciable lives	June 30, 2010	December 31, 2009

At cost:
Machinery	2 - 5 years	1,058,910	1,051,731
Fixtures and furniture	2 - 5 years	198,833	197,485
Office equipment	5 years	40,211	27,474
Leasehold Improvement	8 years	2,135,782	2,022,446

		3,433,736	3,299,136
Less: Accumulated depreciation		(1,472,382)	(1,249,325)

Property, plant and equipment, net		$1,961,354	$2,049,811

Depreciation expense for the six months ended June 30, 2010 and 2009 was $213,656 and $194,206, respectively. The allocation of depreciation expense for the six months ended June 30, 2010 and 2009 is summarized as follows:

	Six months ended June 30,
	2010	2009

Included in cost of services	$211,404	$191,963
Included in general and administrative expenses	2,252	2,243

Total depreciation expense	$213,656	$194,206

NOTE 6 – DEFERRED SERVICE REVENUE

Deferred service revenue represents customer payments made in advance for future beauty services.  Revenue for these services is recognized as the services are performed.

NOTE 7 – AMOUNT DUE FROM/(TO) A RELATED PARTY

As of the balance sheet dates, the Company’s amount due from/(to) a related party is summarized as follows:

	June 30, 2010	December 31, 2009

Shenzhen Cleopatra Beauty and Salon Center (“Old Cleopatra”)	$509,912	$(28,134)

Shenzhen Cleopatra Beauty and Salon Center (“Old Cleopatra”) is a PRC entity owned by Mr. Xu Yong Ping, a shareholder of the Company. As of the balance sheet dates, the amounts are unsecured, interest free, and have no fixed terms of repayments. The amounts are accumulated during the year for the purpose of developing wholesale and retail business of beauty products.

NOTE 8 – AMOUNT DUE TO A SHAREHOLDER

The amount due to a shareholder represents advances from Mr. Xu Yong Ping to the Company.  As of the balance sheet dates, the balances are unsecured, interest free and have no fixed terms of repayment.

NOTE 9 – TAXES PAYABLE

As of the balance sheet dates, the Company’s taxes payable are summarized as follows:

	June 30, 2010	December 31, 2009

Income tax payables	$1,016,985	$760,256
Service tax payables	482,506	295,298
Other tax payables	8,605	2,889

Total	$1,508,096	$1,058,443

NOTE 10 – OTHER INCOME

The Company’s other income is summarized as follows:

	For the six months ended June 30,
	2010	2009

Sublease rental income	$47,743	$47,580
Others	7,265	-

Total	$55,008	$47,580

NOTE 11 – PROVISION FOR INCOME TAXES

Income tax expense for the six months ended June 30, 2010 and 2009 are summarized as follows:

	For the six months ended June 30,
	2010	2009

Current – PRC income tax provision	$276,778	$279,092
Deferred income tax provision	-	-

Total	$276,778	$279,092

A reconciliation of the expected tax with the actual tax expense is as follows:

	For the six months ended June 30,
	2010		2009
	Amount	%	Amount	%

Income/(loss) before provision for income taxes	$1,107,111		1,116,367

China income tax expense at statutory tax rate of 25%	$276,778	25.0	$279,092	25.0

(i)

Cleopatra is subject to PRC tax. The provision for PRC income tax is based on a statutory rate of 25% of the assessable income of the PRC subsidiary as determined in accordance with the relevant income tax rules and regulations of the PRC.

(ii)

Festive Lion is not subject to tax in accordance with the relevant tax laws and regulations of the BVI.

(iii)

World Alliance did not generate any assessable profits since its incorporation and therefore is not subject to HKSAR tax.

NOTE 12 – OPERATING LEASE ARRANGEMENTS

(a)

Lease Commitment – As lessee

As of June 30, 2010, the expected annual lease payment under a non-cancellable operating lease is as follows:

2010
June 30,
2011	566,603
2012	517,771
2013	482,891
2014	482,891
2015	120,723

TOTAL	$2,170,879

(b)

Lease Commitment – As lessor

The Company subleases part of the Clubhouse area under an operating lease arrangement. As of June 30, 2010, the expected receivable from a non-cancellable operating lease is as follows:

2009
June 30,
2011	115,050
2012	115,050
2013	115,050
2014	115,050
2015	28,763

TOTAL	$488,963

NOTE 13 – SUBSEQUENT EVENT

The Company has evaluated for disclosure all subsequent events occurring through September 14, 2010, the date the financial statements were issued and filed with the United States Securities and Exchange Commission.